Exhibit 5.1

January 9, 2009

i2 Technologies, Inc.

11701 Luna Road

Dallas, Texas 75234

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to i2 Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the above-captioned Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 5,942,801 shares of the Common Stock, par value $0.00025 per share (the “Common Stock”), of the Company to be offered and sold by the Selling Stockholder listed in the Registration Statement upon the conversion of up to 137,576 shares (the “Preferred Shares”) of the 2.5% Series B Convertible Preferred Stock, par value $0.001 per share, of the Company (together with such indeterminate number of shares of Common Stock as may become issuable by means of an adjustment to the conversion price of the Preferred Shares, the “Preferred Conversion Shares”).

We have participated in the preparation of the Registration Statement and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion letter. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreement and certificates (other than the authority of persons executing documents, agreements and certificates on behalf of the Company), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers and representatives of the Company. In rendering the opinions expressed below, we have assumed that there will be no changes in applicable law between the date of this opinion and the date or dates of issuance of the Preferred Conversion Shares.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Preferred Conversion Shares have been duly authorized and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Certificate of Designations of 2.5% Series B Convertible

i2 Technologies, Inc.

January 9, 2009

Preferred Stock of the Company, dated as of May 26, 2004, and delivered to the holder of the Preferred Shares, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

The opinions expressed herein are rendered to the Company in connection with the filing of the Registration Statement and for no other purpose. The opinions expressed herein may not be used or relied on by any other person, and neither this letter nor any copies hereof may be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus contained therein. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ MUNSCH HARDT KOPF & HARR, P.C.